UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 19, 2002


                               RHOMBIC CORPORATION
             (Exact name of registrant as specified in its charter)


        Nevada                        0-28375                   86-0824125
(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)               File Number)          Identification Number)


   1475 S. Bascom Ave, Suite 210 Campbell, CA                      95008
   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number including area code: (408) 371-2301

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

On November 11, 2002, the board of directors of the Registrant approved the issuance of 22,000,000 restricted shares of its common stock for the acquisition of all of the issued and outstanding shares of Financial Software, Inc. ("FSI") with two directors in favor and one opposed. The transaction was closed on November 19, 2002. The value of the consideration in the exchange was determined at arms length by FSI and the registrant.

FSI was formerly known as Wall Street Web, Inc. until it changed its name to Financial Software, Inc. on November 6, 2002.

ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Concurrent with the acquisition of FSI, the auditors for FSI, Malone and Bailey, PLLC, were dismissed and James C. Marshall C.P.A., P.C., who is the registrant's auditor, became the auditor for all activity subsequent to April 30, 2002 for FSI. Prior to the acquisition by Rhombic, FSI was a privately held company and not subject to any reporting requirements to the Securities and Exchange Commission.

James C. Marshall C.P.A., P.C. has provided only audit and tax services to the registrant in the past and has not performed any services prior to April 30, 2002 for FSI.

Malone and Bailey, PLLC were replaced and did not perform any work after their audit of FSI for its fiscal year ended April 30, 2002. Malone and Bailey, PLLC did not issue an adverse or disclaimer of opinion in their accountants report to the stockholders of FSI for the years ended April 30 2001 and April 30, 2002. The decision to replace Malone and Bailey was made by the board of directors of FSI and there were no disagreements between FSI and Malone and Bailey.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

All required pro forma financial statements are being filed in this Amendment No. 1.

The unaudited pro forma consolidated financial information of the Company, included in Item 7(b) of this Form 8-K/A, is based on and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company's annual report on Form 10-KSB for the year ended December 31, 2001 and the unaudited financial statements and notes thereto appearing in the Company's Form 10-QSB for the nine month period ended September 30, 2002. The pro forma financial information reflects all adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position for the periods presented. The unaudited pro forma condensed combined consolidated balance sheet as of October 31, 2002 and condensed combined consolidated statements of operations for the ten months ended October 31, 2002 and the year ended December 31, 2001 give effect to the purchase by the Company of FSI for 22,000,000 restricted shares of the Company at a deemed value of $1,100,000. Accordingly, the net assets of FSI were recorded at their estimated fair value at the date of the acquisition. The pro forma condensed combined consolidated statements of operations assume that the acquisition took place at the beginning of each period presented and combine the Company's and FSI's results of operations for the year ended December 31, 2001 and the ten months ended October 31, 2002. The unaudited pro forma combined consolidated balance sheet combines the Company's balance sheet as of October 31, 2002 with FSI's balance sheet as of October 31, 2002, giving effect to the acquisition as if it had occurred on October 31, 2002.

The unaudited pro forma condensed combined consolidated financial statements have been prepared by the Company based upon available information and certain assumptions that management believes are reasonable in the circumstances.

The unaudited pro forma information presented herein is shown for illustrative purposes only and is not necessarily indicative of the results of operations, future financial position or future results of operations for the Company, or the financial position or results of operations of the Company that would have actually occurred had the acquisition been in effect as of the earliest date for the periods presented.

(a) FINANCIAL STATEMENTS OF FINANCIAL SOFTWARE INC.

     Report of Independent Auditors .........................................  4
     Balance Sheet as of April 30, 2002 .....................................  5
     Statements of Operations and Shareholder's Equity for the
      Years Ended April 30, 2002 and 2001 ...................................  6
     Statements of Cash Flows for the Years Ended April 30, 2002
      and 2001 ..............................................................  8
     Notes to Financial Statements ..........................................  9

     Unaudited Condensed Balance Sheet as of October 31, 2002 ............... 13
     Unaudited Condensed Statements of Operations for the Six &
      Three Months Ended October 31, 2002 and 2001 .......................... 14
     Unaudited Condensed Statements of Cash Flows for the Six &
      Three Months Ended October 31, 2002 and 2001 .......................... 15
     Notes to Unaudited Condensed Financial Statements ...................... 16

(b) PRO FORMA FINANCIAL INFORMATION

     Unaudited Pro Forma Condensed Combined Balance Sheet as of
      October 31, 2002 ...................................................... 19
     Unaudited Pro Forma Condensed Combined Statement of Operations
      for the Year Ended December 31, 2001 .................................. 20
     Unaudited Pro Forma Condensed Combined Statement of Operations
      for the Ten Months Ended October 31, 2002 ............................. 21
     Notes to Unaudited Pro Forma Condensed Combined Financial Statements ... 22

(c) EXHIBITS

     10.1 * Stock Purchase Agreement
----------
* Previously filed with Form 8-K filed with the Commission on November 26, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHOMBIC CORPORATION


/s/ Albert Golusin
----------------------------
By: /s/ Albert Golusin                    Dated: February 6, 2003
    Chief Financial Officer

                           INDEPENDENT AUDITORS REPORT


To the Board of Directors and Stockholders
   Wall Street Web, Inc.
   Westwood, New Jersey

We have audited the accompanying balance sheet of Wall Street Web, Inc., as of April 30, 2002, and the related statements of loss, stockholders' deficit, and cash flows for each of the two years then ended. These financial statements are the responsibility of Wall Street's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wall Street Web, Inc. as of April 30, 2002, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ MALONE & BAILEY, PLLC
www.malone-bailey.com
Houston, Texas

June 10, 2002

                              Wall Street Web, Inc.
                                  Balance Sheet
                                 April 30, 2002


                                     ASSETS

Cash                                                           $    1,289
Office equipment and furniture, net of $27,847
 accumulated depreciation                                           1,904
                                                               ----------
         TOTAL ASSETS                                          $    3,193
                                                               ==========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable                                             $  122,202
  Accrued expenses                                                100,500
                                                               ----------
         Total Current Liabilities                                222,702
                                                               ----------
Stockholders' Deficit
  Common stock, $.001 par, 100,000,000 shares authorized,
     10,972,000 shares issued and outstanding                      10,972
  Additional paid in capital                                      972,707
  Accumulated deficit                                          (1,203,188)
                                                               ----------
         Total Stockholders' Deficit                             (219,509)
                                                               ----------
         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT           $    3,193
                                                               ==========

                 See summary of significant accounting policies
                       and notes to financial statements.

                              Wall Street Web, Inc.
                               Statements of Loss
                   For the Years Ended April 30, 2002 and 2001


                                                   2002                2001
                                               ------------        ------------
Sales                                          $     44,784        $    120,544

Cost of sales                                        25,265              18,042
Selling                                               6,052              22,433
General and administrative                          545,925             497,879
Depreciation                                          7,534               7,848
                                               ------------        ------------
         Total costs of operations                  584,776             546,202
                                               ------------        ------------

Net loss from operations                           (539,992)           (425,658)

Interest income                                       3,010
Interest (expense)                                     (235)             (1,481)
Other income                                            363               6,241
                                               ------------        ------------
         Net loss                              $   (539,864)       $   (417,888)
                                               ============        ============

Basic and diluted net loss per common share    $       (.05)       $       (.04)

Weighted average common shares outstanding       10,800,917          10,622,750

                 See summary of significant accounting policies
                       and notes to financial statements.

                              Wall Street Web, Inc.
                       Statements of Stockholders' Deficit
                   For the Years Ended April 30, 2002 and 2001

                                                           Additional
                                       Common Stock          Paid In     Accumulated
                                  Shares         Amount      Capital       Deficit        Totals
                                  ------         ------      -------       -------        ------
Balances, April 30, 2000        10,124,000     $  10,124    $222,805    $  (245,436)    $ (12,507)

Shares issued for
  - cash, net of expenses          567,500           567     288,483                      289,050
Warrants issued for
  - cash                                                         450                          450
  - services                                                  79,800                       79,800
Net loss                                                                   (417,888)     (417,888)
                               -----------     ---------    --------    -----------     ---------
Balances, April 30, 2001        10,691,500        10,691     591,538       (663,324)      (61,095)

Shares issued for
  - cash, net of expenses          145,500           146      96,174                       96,320
  - services                       135,000           135      84,865                       85,000
Warrants issued for
  - cash                                                       1,680                        1,680
  - services                                                 198,450                      198,450
Net loss                                                                   (539,864)     (539,864)
                               -----------     ---------    --------    -----------     ---------
Balances, April 30, 2002        10,972,000     $  10,972    $972,707    $(1,203,188)    $(219,509)
                               ===========     =========    ========    ===========     =========

                 See summary of significant accounting policies
                       and notes to financial statements.

                              Wall Street Web, Inc.
                            Statements of Cash Flows
                   For the Years Ended April 30, 2002 and 2001


                                                       2002             2001
                                                     ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                           $(539,864)       $(417,888)
  Adjustments to reconcile net loss
   to cash provided from operating activities
     Depreciation                                        7,534            7,848
     Common stock issued for services                   85,000
     Warrants issued for services                      198,450           79,800
     Changes in:
       Accounts receivable                               2,958              936
       Accounts payable                                 49,771           67,355
       Accrued expenses                                100,500          (43,827)
       Deferred revenue                                 (3,385)         (27,342)
Accrued expenses                                       (43,827)          43,827
                                                     ---------        ---------
NET CASH USED BY OPERATING ACTIVITIES                  (99,036)        (333,118)
                                                     ---------        ---------

CASH FLOWS USED BY INVESTING ACTIVITIES
    Purchase of office equipment and furniture          (6,112)


CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
    Sales of common stock and warrants                  98,000          289,500
                                                     ---------        ---------

NET DECREASE IN CASH                                    (1,036)         (49,730)

Cash at beginning of period                              2,325           52,055
                                                     ---------        ---------
Cash at end of period                                $   1,289        $   2,325
                                                     =========        =========
Supplemental disclosures:
  Interest paid                                      $     235        $   1,481

                 See summary of significant accounting policies
                       and notes to financial statements.

                              Wall Street Web, Inc.
                          Notes To Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations. Wall Street Web, Inc. ("Wall Street") operated as a sole proprietorship under the name Thomas Melillo DBA Stockrumors.com from December 1997 until April 1998 when it was incorporated in New Jersey as Wall Street Web, Inc. Wall Street gathers and compiles information from contacts at financial institutions and releases such information to subscribers, generally financial and stock market professionals, through its websites, www.stockrumors.com and www.brokercall.com on a timely basis. The Stockrumors website provides the investing public with information concerning rumors regarding stocks and stock markets. The Brokercall website allows the investing public to view analyst upgrades and downgrades on companies.

Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents. For purposes of the cash flow statement, Wall Street considers highly liquid investments with maturities less than 90 days as cash and cash equivalents.

Revenue recognition. Revenues are generated through the sale of subscriptions, advertising banners, and sponsorships on Wall Street"s websites. Subscription revenues are generally collected in advance on a monthly, quarterly, semi-annual, or annual basis. Advertising revenues are generally derived from agreements that provide for monthly fees and guarantee advertisers a specified monthly utilization rate for Wall Street"s websites and additional advertising time if there is a utilization shortfall. Subscription and advertising revenues are recognized over their respective periods of the related subscription and advertising agreements. Unearned fees, including fees related to utilization shortfalls, are included in deferred revenue in the accompanying balance sheet.

Depreciation is currently being provided on the property and equipment used by Wall Street using the straight line method over an estimated useful life of three to seven years for all computers, equipment, and furniture.

Income Taxes. Wall Street recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Wall Street provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted loss per common share is calculated by dividing the net loss by the weighted average shares outstanding. There are no dilutive securities.

Stock options issued to employees are accounted for by following Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and by following the disclosure requirements of Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, which established a fair-value-based method of accounting for stock-based compensation plans. Stock options issued to other than employees are accounted for by following Statement of Financial Accounting Standards No. 123.

Recently issued accounting pronouncements. Wall Street does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Wall Street results of operations, financial position or cash flow.

NOTE 2 - OFFICE EQUIPMENT & FURNITURE

Office equipment and furniture are summarized by major classifications as follows:

     Computers                                          $ 3,209
     Office furniture                                    26,542
                                                        -------
                                                         29,751
     Less accumulated depreciation                      (27,847)
                                                        -------
                                                        $ 1,904
                                                        =======

NOTE 3 - COMMON STOCK

In the year ended April 30, 2001, Wall Street sold 527,500 shares of common stock to various investors through private placements for $305,000. In addition to the shares sold, 40,000 shares were issued for costs associated with the private placements valued at $.50 per share for $20,000, which was offset against additional paid in capital. $15,500 of expenses incurred for the private placements were also offset against additional paid in capital.

In the year ended April 30, 2002, Wall Street sold 145,500 shares of common stock to various investors through private placements for total proceeds of $98,000.

In the year ended April 30, 2002, Wall Street issued 135,000 shares of common stock to various consultants for services valued at $85,000.

NOTE 4 - RENT EXPENSE

Wall Street rents office space on a month-to-month basis. Related rent expense for fiscal 2002 and 2001 was $6,500 and $6,500 respectively.

NOTE 5 - INCOME TAXES

     Deferred tax assets                                $ 230,000
     Less: valuation allowance                           (230,000)
                                                        ---------
     Net deferred taxes                                 $       0
                                                        =========

Wall Street has net operating losses of $250,000 and $335,000 in 2002 and 2001, respectively, which can each be carried forward 20 years.

NOTE 6 - STOCK WARRANTS

Wall Street issued 3,376,000 Class A Warrants for the year ended April 30, 2001. 2,666,000 were issued as a dividend, 665,000 were issued for services performed by outsiders, and 45,000 were issued in connection with the sale of common stock.

On October 25, 2000, the board of directors declared a dividend consisting of ..25 warrants for each share outstanding as of October 18, 2000. On October 18, 2000, there were 10,664,000 shares of common stock outstanding resulting in a dividend of 2,666,000 warrants. Each warrant has a $1 exercise price and expires three years from the date of issuance.

On October 25, 2000, 665,000 warrants were issued to outside consultants for services. Using the Black-Scholes option-pricing model, $79,800 of consulting expense was recognized for these issuances. Each warrant has a $1 exercise price and expires three years from the date of issuance.

Between January 2001 and April 2001, 45,000 warrants were issued in connection with the sale of 27,500 shares of common stock. A value of $.01 was assigned to each warrant and credited to additional paid in capital. Each warrant has a $1 exercise price and expires three years from the date of issuance.

Wall Street issued 903,000 Class A Warrants for the year ended April 30, 2002. 735,000 were issued for services performed by outsiders, and 168,000 were issued in connection with the sale of common stock.

In fiscal 2002, 168,000 warrants were issued in connection with the sale of 140,500 shares of common stock. A value of $.01 was assigned to each warrant and credited to additional paid in capital. Each warrant has a $1 exercise price and expires three years from the date of issuance.

In fiscal 2002, 735,000 warrants were issued to outside consultants for services. Using the Black-Scholes option-pricing model, $198,450 of consulting expense was recognized for these issuances. Each warrant has a $1 exercise price and expires three years from the date of issuance.

Wall Street uses FASB Statement 123 to determine compensation expense for warrants issued to non-employees. Compensation expense is based on the fair value at the grant dates for awards under those plans consistent with the Black-Scholes option-pricing model suggested by FASB Statement 123. During the years ended April 30, 2002 and 2001, warrants issued to non-employees were valued at $198,450 and 79,800 respectively.

Summary information is as follows:
                                                   No. of          Exercise
                                                  Warrants           Price
                                                  ---------        --------
     Balances as of April 30, 2000                        0
     Year ended April 30, 2001:
      Issued                                      3,376,000           $1.00
     Year ended April 30, 2002
      Issued                                        903,000            1.00
                                                  ---------
     Outstanding at April 30, 2002                4,279,000
                                                  =========

Additional disclosures as of April 30, 2002 are:

                                                  Warrants          Warrants
                                                  at $1.00          at $1.00
                                                  ---------         ---------
     Number of shares                             3,376,000          903,000
     Remaining life (months)                       18 to 23         26 to 32
     Currently exercisable warrants               3,376,000          903,000

Variables used in the Black-Scholes option pricing model include (1) 5.9% risk-free interest rate, (2) expected option life is the actual remaining life of the options as of year-end, (3) expected volatility is the actual historical price fluctuation and (4) zero expected dividends.

NOTE 7 - RELATED PARTY TRANSACTIONS

There are two officers, each of whom work full time. They both have employment agreements which called for a salary of $95,000 to each of them for the year ended April 30, 2001. In fiscal 2001, both officers received less than the amount in the agreements and elected to forfeit the remaining amounts owed to them under their agreements. In fiscal 2002, a verbal agreement was made to pay one officer $6,000 per month and the other officer $4,000 per month. As of April 30, 2002, $19,500 was paid under the agreement and $100,500 has been accrued.

                            Financial Software, Inc.
                        (formerly Wall Street Web, Inc.)
                        Unaudited Condensed Balance Sheet
                               At October 31, 2002

ASSETS:
Current Assets:
  Investments held for sale-Note 3                                  $    26,775
                                                                    -----------
      Total current assets                                               26,775

Office equipment-Note 2                                                  29,751
Accumulated depreciation                                                (27,847)
Intellectual property-Note 4                                          1,398,020
                                                                    -----------
      Total assets                                                  $ 1,426,699
                                                                    ===========

LIABILITIES AND STOCKHODLERS' EQUITY
Current Liabilities:
  Accounts payable                                                  $    95,147
  Accrued expenses                                                      131,823
                                                                    -----------
      Total current liabilities                                         226,970

Note payable-Note 4                                                     275,000
                                                                    -----------
      Total liabilities                                                 501,970


Stockholders' Equity: Note 6
  Common stock, $$.001 par, 100,000,000 shares                           20,000
   authorized 20,000,000 shares issued and outstanding
  Additional Paid-in-Capital                                          2,086,700
  Accumulated defcit                                                 (1,181,971)
                                                                    -----------
      Total Stockholders' Equity                                        924,729
                                                                    -----------
      Total liabilities and stockholders' equity                    $ 1,426,699
                                                                    ===========

       See accompanying Notes to Unaudited Condensed Financial Statements

                            Financial Software, Inc.
                         (formerly Wall Street Web,Inc.)
                  Unaudited Condensed Statements of Operations
          For the Six and Three Months Ended October 31, 2002 and 2001

                                     Six months Ended             Three months Ended
                                        October 31,                  October 31,
                                --------------------------    --------------------------
                                    2002           2001           2002           2001
                                -----------    -----------    -----------    -----------
Sales                           $    51,931    $    28,032    $    34,744    $    12,270

Cost of sales                        16,997          5,864          9,666          3,156
Selling                                   0          5,000              0          5,000
General and administrative           12,680        355,069          5,053        279,725
Depreciation                              0          1,573              0            787
                                -----------    -----------    -----------    -----------
     Total cost of operations        29,677        367,506         14,719        288,668
                                -----------    -----------    -----------    -----------


Net loss from operation              22,254       (339,474)        20,025       (276,398)

Interest income                           0              0              0              0
Interest (expense)                   (1,036)           (76)          (711)             0
Other income                              0            254              0            148
                                -----------    -----------    -----------    -----------
     Net loss                   $    21,218    $  (339,296)   $    19,314    $  (276,250)
                                ===========    ===========    ===========    ===========

Net loss per common share              None    $      (.03)          None    $      (.03)

Weighted average common
 shares outstanding              11,122,467     10,696,500     11,266,391     10,710,667

       See accompanying Notes to Unaudited Condensed Financial Statements

                            Financial Software, Inc.
                         (formerly Wall Street Web,Inc.)
                  Unaudited Condensed Statements of Cash Flows
          For the Six and Three Months Ended October 31, 2002 and 2001

                                                   Six months Ended              Three months Ended
                                                      October 31,                    October 31,
                                              --------------------------    --------------------------
                                                 2002            2001          2002            2001
                                              -----------    -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                      $    21,218    $  (339,296)   $    19,314    $  (276,250)
Adjustments to reconcile net loss to
 cash provided from operating activities:
  Stock issued for services                             0         20,000              0         20,000
  Warrants issued for services                          0        193,050              0        193,050
  Depreciation                                          0          1,573              0            786
Changes in:
  Accounts receivable                                   0          1,988              0            116
  Investments held for sale                       (26,775)             0        (26,775)             0
  Accounts payable                                (27,055)        29,782         (2,601)         4,174
  Accrued expenses                                 31,323         51,539          8,288         22,500
  Deferred revenue                                      0         (2,285)             0           (806)
                                              -----------    -----------    -----------    -----------
Net cash used by                                   (1,289)       (43,649)        (1,774)       (36,430)
                                              -----------    -----------    -----------    -----------
CASH FLOWS USED BY INVESTING ACTIVITIES
                                                        0              0              0              0
                                              -----------    -----------    -----------    -----------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Sales of common stock and warrants                      0         45,000              0         40,000
                                              -----------    -----------    -----------    -----------

Net Increase (Decrease) in cash                    (1,289)         1,351         (1,774)         3,570

Cash at beginning of period                         1,289          2,325          1,774            106
                                              -----------    -----------    -----------    -----------
Cash at end of period                         $         0    $     3,676    $         0    $     3,676
                                              ===========    ===========    ===========    ===========
Supplemental disclosures:
  Interest paid                               $     1,036    $        76    $       711    $         0

Non Cash Investing and Financing Activities
  Issuance of common stock and
   Note for Intellectual property             $ 1,398,020    $         0    $ 1,398,020    $         0

       See accompanying Notes to Unaudited Condensed Financial Statements

                            Financial Software, Inc.
                         (formerly Wall Street Web,Inc.)
          Notesto Unaudited Condensed Financial Statements For the six
                     and three months ended October 31, 2002


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed interim financial statements of Financial Software, Inc.,(formerly Wall Street Web,Inc.) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission and should be read in conjunction with the audited financial statements for the year ended April 30, 2002 and notes thereto. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation have been included.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America Requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management of the Company evaluates estimates and assumptions based upon historical experience and various other factors and circumstances. The Company believes its estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under future conditions.

NOTE 2 - OFFICE EQUIPMENT

The computer equipment used by the Company is integral in its operations and has been depreciated to its estimated salvage value of $1,904; therefore, the Company did not record any depreciation during the six months ended October 31, 2002.

NOTE 3 - INVESTMENTS HELD FOR SALE

The Company acquired marketable securities for services completed during the six months ended October 31, 2002. The value of the securities was recorded at market value.

NOTE 4 - INTELLECTUAL PROPERTY

The Company acquired a software suite called Market Center during October of 2002 which has the following functions:

     Database                           Web Integration
     Client Tracking                    Financial Aggregation
     Sales Force Organization           E-Commerce Functionality
     Lead Categorization

                            Financial Software, Inc.
                         (formerly Wall Street Web,Inc.)
          Notesto Unaudited Condensed Financial Statements For the six
                     and three months ended October 31, 2002


NOTE 4 - INTELLECTUAL PROPERTY-continued

It acquired the software in an arms length transaction for its own shares and a note with a total value of $1,398,020. The value of the software was determined at an arms length based upon commonly accepted industry standard cost estimates for writing and debugging software on a per line of code basis that had been used by the buyer previously, in determining the cost of developing its own software, and by consulting with various experts during negotiation in order to verify that the per line code cost estimates used by the buyer were accurate in respect to the industry as a whole, and finally, through negotiation with the seller.

On November 19, 2002, the Company was acquired by the Rhombic Corporation ("Rhombic"). Rhombic plans to expand the business of FSI with new management. It intends to incorporate all of the functionality of the Market Center product into the core business of Financial Software Inc. and utilize all of the possibilities offered by centralized database management, web access, client profiling and sales force automation.

NOTE 5 - NOTE PAYABLE

The Company has a $275,000 note payable accruing interest at 8% per annum. The note was issued in conjunction with the Company's acquisition of the software. The monthly principal and interest payments due under the note are $16,258 maturing on April 30, 2004.


Principal and interest payments are not due, although accrued, under the note until the Company is able to demonstrate sufficient positive cash flow to make such payments or is able raise sufficient capital through the sale of stock and/or notes to raise a minimum of four times the monthly payment due under the note.

NOTE 6 - ISSUANCE OF COMMON STOCK

On October 29, 2002 the Company issued 9,028,000 restricted common shares at approximately $.125 per share at a deemed value of $1,123,020 for software applicable to the operating business. The acquisition included a $275,000 note to the seller in addition to the restricted common shares.

This transaction did not result in the seller receiving a board position or majority voting power of the Company.

NOTE 7 - SUBSEQUENT EVENT

On November 5, 2002, the Company filed with the Securities and Exchange Commission a statement whereby it withdrew its previously filed Form SB-2 and simultaneously filed a Form 15, thereby withdrawing from its reporting requirements under the Securities and Exchange Act of 1934 in reliance upon Rule 12g-4(a)(1)(i).

On November 19, 2002, all of the outstanding stock of the Company was acquired by Rhombic Corporation in exchange for 22,000,000 restricted shares of Rhombic's common stock. Rhombic Corporation was the surviving company. Rhombic Corporation plans to dissolve Financial Software, Inc. and consolidate its operations.

                  RHOMBIC CORPORATION & FINANCIAL SOFTWARE INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the acquisition of Financial Software Inc. ("FSI"), by the Company using the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet is based on the individual balance sheets of Rhombic Corporation as of October 31, 2002 and FSI as appearing elsewhere in this filing and have been prepared as if the acquisition of FSI had been effective October 31, 2002. The unaudited pro forma condensed combining statements of operations combines the individual statements of operations of Rhombic Corporation and FSI for the year ending December 31, 2001 and the ten month ended October 31, 2002 on the basis that the acquisition occurred on January 1, 2001.

The unaudited pro forma combined financial information reflects the application of the purchase method of accounting for the acquisition of FSI. Under this method of accounting, the purchase price was allocated to the assets acquired and the liabilities assumed based upon their estimated fair values at the closing. Estimates of the fair values of FSI assets acquired in the transaction have been combined with recorded values of the assets of Rhombic Corporation; however, changes to the adjustments included in the unaudited pro forma combined financial data are expected as evaluations of assets are completed and as additional information becomes available. Accordingly, the final pro forma combined amounts to be included in the year end audited financial statements of Rhombic may differ from those set forth herein.

Certain financial statement balances of FSI have been reclassified to conform with Rhombic's financial statement presentation.

The unaudited condensed combined financial information does not purport to be indicative of the operating results or the financial position that would have actually occurred if the acquisition had been in effect on the dates indicated, nor are they necessarily indicative of future operating results or financial position of the combined operations. The unaudited pro forma combined condensed information does not give effect to any cost savings or synergies that may result from the integration of FSI's assets acquired in the transaction and Rhombic's operations. No assurances can be given with respect to the ultimate level of revenues or cost savings.

                  RHOMBIC CORPORATION & FINANCIAL SOFTWARE INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                  BALANCE SHEET
                               AT OCTOBER 31, 2002

                                                 Actual                         Pro Forma
                                       ---------------------------     -----------------------------
                                                                      FSI Pro Forma
                                         Rhombic           FSI         Adjustments        Combined
                                       -----------     -----------     -----------       -----------
ASSETS
Current Assets:
  Cash                                 $     1,221     $         0     $         0       $     1,221
  Investments                               12,042          26,775               0            38,817
                                       -----------     -----------     -----------       -----------
Total current assets

  Office equipment                               0           1,904               0             1,904
  Intellectual property                    281,992       1,398,020               0         1,680,012
  Deposits                                   6,900               0               0             6,900
                                       -----------     -----------     -----------       -----------
Total Assets                           $   302,155     $ 1,426,699     $         0       $ 1,728,854
                                       ===========     ===========     ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                     $    27,160     $    95,147     $   (61,864)(d)   $    60,443
  Other payables                                 0         131,823        (102,357)(c)        29,466
                                       -----------     -----------     -----------       -----------
Total current liabilities                   27,160         226,970        (164,221)           89,909

Note payable                                16,000         275,000               0           291,000
                                       -----------     -----------     -----------       -----------
Total liabilities                           43,160         501,970        (164,221)          380,909

STOCKHOLDERS' EQUITY
  Common stock                              30,000          20,000          20,000 (a)        52,000
                                                                            22,000 (a)
  Additional paid in                     8,506,824       2,086,700          (2,130)(b)     9,573,474
   Capital                                                                  (2,000)(a)
                                                                        (1,015,620)(a)
  Offering costs                            (1,600)              0               0            (1,600)
  Accumulated deficit                   (8,268,453)     (1,181,971)        102,357 (c)    (8,268,453)
                                                                            61,864 (d)
                                                                         1,015,620 (a)
                                                                             2,130 (b)
Unrealized holding loss on
 securities held for sale                   (7,476)              0               0            (7,476)
                                       -----------     -----------     -----------       -----------
Total stockholders equity                  258,995         924,729         164,221         1,358,995
                                       -----------     -----------     -----------       -----------
Total liabilities and
  Stockholders equity                  $   302,155     $ 1,426,699     $         0       $ 1,728,854
                                       ===========     ===========     ===========       ===========

                 See accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Statements

                  RHOMBIC CORPORATION & FINANCIAL SOFTWARE INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001

                                        Actual                       Pro Forma
                              --------------------------    ----------------------------
                                                           FSI Pro Forma
                                Rhombic          FSI        Adjustments        Combined
                              -----------    -----------    -----------      -----------
Sales                         $         0    $    21,399    $         0      $    21,399

Cost of sales                           0         29,052              0           29,052
Advertising                             0         12,516              0           12,516
General & administrative          493,973        636,207        (87,374)(c)    1,042,356
                                                                   (450)(b)
Write down on Intellectual
 property                         404,158              0              0          404,158
Research & development             12,159              0              0           12,159
Depreciation                            0          9,421              0            9,421
                              -----------    -----------    -----------      -----------
                                 (910,290)      (687,196)       (87,824)       1,509,662
                              -----------    -----------    -----------      -----------

Net (loss from Operations        (910,290)      (665,797)        87,824       (1,488,263)
Loss on sale of Investments       (72,464)             0              0          (72,464)
Other income (expense)                  0           (385)             0             (385)
                              -----------    -----------    -----------      -----------
Net Income (Loss)             $  (982,754)   $  (666,182)   $    87,824      $(1,561,112)
                              -----------    -----------    -----------      -----------
Net loss per common share:
  Basic                                                                      $      (.04)
                                                                             ===========
Weighted Outstanding shares outstanding
  Basic                                                                       37,928,561
                                                                             ===========

* Diluted Share computation is anti-dilutive

                 See accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Statements

                  RHOMBIC CORPORATION & FINANCIAL SOFTWARE INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                    FOR THE TEN MONTHS ENDED OCTOBER 31, 2002


                                        Actual                       Pro Forma
                              --------------------------    ----------------------------
                                                           FSI Pro Forma
                                Rhombic          FSI        Adjustments        Combined
                              -----------    -----------    -----------      -----------
Sales                         $       0      $  65,203      $       0        $   65,203

Cost of sales                         0         23,553              0            23,553
Advertising                           0          1,052              0             1,052
General & administrative         58,128        364,532        (14,983)(c)       405,997
                                                               (1,680)(b)
Write down on Intellectual
 property                             0              0              0                 0
Research & development           (9,183)             0              0            (9,183)
Depreciation                          0          5,961              0             5,961
                              ---------      ---------      ---------        ----------
                                 48,945        395,098        (16,663)          427,380
                              ---------      ---------      ---------        ----------
Net (loss) from operations      (49,945)      (329,895)        16,663          (362,177)
Loss on sale of Investments           0              0              0                 0
Other income (expense)                0            (76)             0               (76)
                              ---------      ---------      ---------        ----------
Net Income (Loss)             $ (48,945)     $(329,971)     $  16,663        $ (362,253)
                              ---------      ---------      ---------        ----------

Net loss per common share:
  Basic                                                                      $     (.01)
                                                                             ==========
Weighted Outstanding shares outstanding
  Basic                                                                      40,201,121
                                                                             ==========

* Diluted Share computation is anti-dilutive

                 See accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Statements

                  RHOMBIC CORPORATION & FINANCIAL SOFTWARE INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS


Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements reflect the purchase of Financial Services Software, Inc. ("FSI"), a New Jersey corporation. The unaudited pro forma condensed combined financial statements have been prepared under the purchase method of accounting. On November 11, 2002, Rhombic acquired FSI for 22,000,000 of Rhombic's restricted common shares at an agreed upon value of $1,088,950. Both parties agreed upon the value in an arms length transaction.

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to the assets acquired based on their estimated fair values as of the date of completion of the merger. The preliminary estimated purchase price is allocated to the assets acquired as follows:

Assets acquired:

Marketable Securities                                   $    26,775
Equipment                                                     1,904
Intellectual property                                     1,398,020
Less: assumed liabilities                                  (337,749)
                                                        -----------
         Total                                          $ 1,088,950
                                                        ===========

In accordance with the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). No goodwill or other intangible asset, except the intellectual property acquired, was created in the estimated fair value allocation of the purchase price.

Note 2. Intellectual Property

FSI acquired a software suite called Market Center during October of 2002 which has the following functions:

         Database
         Client Tracking
         Sales Force Organization
         Lead Categorization
         Web Integration
         Financial Aggregation
         E-Commerce Functionality

FSI acquired the software in an arms length transaction for its own shares and a note with a total value of $1,398,020.

Rhombic plans to expand the business of FSI with new management. It intends to incorporate all of the functionality of the Market Center product into its core business and exploit all of the possibilities offered by centralized database management, web access, client profiling and sales force automation.

                  RHOMBIC CORPORATION & FINANCIAL SOFTWARE INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS


Rhombic is currently modifying the software for its planned mortgage brokerage and mortgage banking business in order to utilize all of the functions already developed in Market Center and merge them into a new program called FinanCenter. FinanCenter will automate processing and client update communication, allow for on-line completion of the mortgage application and completion of the funding process with the consumer.

FinanCenter is a base collaboration and communications platform designed to include both internal and external modules. Real estate professionals will be able to pick and choose the relevant modules to allow fully customizable and relevant information and applications for each client or member of the team. FinanCenter will allow for both internally constructed modules and partnering with outside firms for data as well as applications. FinanCenter will allow modules and data to be added and removed as appropriate and for varying levels of access between Rhombic, outside advisors, real estate organizations, additional team members and clients.

Note 3. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price of FSI and to eliminate certain capital items of FSI. The net assets of FSI were recorded by the Company at their estimated fair value. The unaudited pro forma condensed combined consolidated financial statements do not include any adjustments for liabilities resulting from integration planning or other costs that may be associated with the integration of FSI with Rhombic.

The Company has not identified any pre-acquisition contingencies where the related asset or impairment is probable and the amount of the asset or impairment can not be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments reflected in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(a) The purchase transaction was for the entire company of FSI. The agreed upon purchase price at arms length was $1,088,950 and was paid with restricted stock of Rhombic. The purchase price of the net assets of FSI was agreed upon in an arms length transaction and allocated accordingly. All common stock and accumulated deficit amounts on the books of FSI were eliminated and charged against additional paid in capital as part of the acquisition. Changes to the purchase price allocation including changes to recorded values of assets as a result of the acquisition may be necessary as evaluations of assets and operations are completed and as additional information becomes available. Accordingly, the final adjustments may differ from those presented.

                  RHOMBIC CORPORATION & FINANCIAL SOFTWARE INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS


(b) Between January 2001 to April 2001, 45,000 warrants were issued by FSI in connection with the sale of stock and the warrants were expensed for $450. During fiscal year 2002 an additional 168,000 warrants were issued in connection with the sale of stock and the warrants were expensed for $1,680. The total of $2,130 was eliminated from the accumulated deficit and general and administrative expense for years 2001 and 2002 because the warrants were eliminated in the transaction with Rhombic.

(c) Officer salaries of FSI incurred and accrued between January 1, 2001 and December 31, 2001 were $87,374. During January 1, 2002 to April 30, 2002, officer salaries were $56,229 of which $14,983 were accrued. Total accrued officer salaries of $102,357 were eliminated in the transaction with Rhombic.

(d) An accrued expense by FSI of $61,864 pertaining to professional services during the year 2000 were determined to not have provided a benefit to the Company; therefore, it is not considered to be a liability of the Company upon its acquisition by Rhombic. If it is later determined that this item is a valid liability of FSI, then Rhombic may have a contingent liability.